QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 10, 2002

TRANSGENOMIC, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Formation)		000-30975 (Commission File Number)
911789357 (IRS Employer Identification Number)
12325 Emmet Street Omaha, NE (Address of principal executive offices)		68164 (Zip Code)

(402) 452-5400
(Registrants' telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Item 5. Other Events

        On July 10, 2002, the Registrant issued a press release announcing that its board of directors has authorized the Registrant to repurchase up to 1,000,000 shares of its common stock in open market and privately negotiated purchases for an aggregate purchase price of up to $5,000,000. The Registrant intends to finance the purchases of its common stock out of available cash on hand and operating cash flow and does not intend to borrow money to make such purchases. Upon acquisition by the Registrant, repurchased shares of common stock will be held in treasury.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits.

  99
  Press Release of Registrant, dated July 10, 2002.

2

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSGENOMIC, INC.
By	/s/ GREGORY J. DUMAN Gregory J. Duman, Chief Financial Officer

        July 10, 2002

3

QuickLinks

  Item 5. Other Events
  Item 7. Financial Statements and Exhibits.
SIGNATURE